Exhibit 99.2

Employee Communication

I wanted to let you know that we have just announced that eSpeed and BGC are combining. The combined public company, which will now be called BGC Partners, Inc., will be a world-class provider of voice and electronic brokerage services in the global marketplace. BGC will continue to use eSpeed’s name as one of its electronic broking brands.

This is an extremely exciting moment for our two companies. It will be a win for our customers, provide a stronger platform for continued growth of our business, and provide our people with an exceptional environment for professional growth and advancement. For 2007, the combined company’s projected revenues are expected to be approximately $1 billion.

The commitment and dedication of our employees have been integral factors in the growth and success of our companies. With this combination, the 1,900 employees of eSpeed and BGC will now be active participants in a larger, stronger, extremely profitable publicly-listed company.

I will be Chairman and Co-Chief Executive Officer of the new combined company; Lee Amaitis, Chairman and Chief Executive Officer of BGC and Vice Chairman of eSpeed, will be Co-Chief Executive Officer of the new combined company; and Shaun Lynn, President of BGC, will be President of the new combined company. Lee and Shaun have joined me in recording a message to you that shares the highlights of today’s announcement. That call can be accessed at the following Webcast link or by dialing in as follows:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=113055&eventID=1570021

Domestic call: 888-286-8010

International call: 617-801-6888

Passcode: 97444107

The above call-in will be available through midnight (U.S. Eastern Time), June 5, 2007.

A conference call and Webcast will be held for analysts and investors at 8:30 a.m. Eastern Time, Wednesday, May 30, 2007 to discuss the proposed merger and the combined company. It would be appreciated if employees who wish to access the conference do so through the “investor information” section of www.espeed.com.

In addition, the press release we issued today, which provides more information about the proposed merger of eSpeed and BGC, is attached.

On behalf of myself and the management teams of our companies, thank you for your continuing hard work and contribution to the success of our businesses.

The following statements are required to be included with this message:

Important Information

In connection with the proposed Merger, eSpeed (“the Company”) intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission (the “SEC”) for the meeting of stockholders to vote on the proposed Merger. BECAUSE THOSE

DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by the Company with the SEC) at the SEC’s website, www.sec.gov, and at the Company’s website, www.espeed.com.

Participant Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Certain information regarding the participants and their interests in the solicitation is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 15, 2007, and will be set forth in the proxy statement for the Company’s meeting of stockholders to vote on the proposed Merger. Stockholders may obtain additional information regarding the proposed Merger by reading the proxy statement and the related materials relating to the proposed Merger, if and when they become available.

Transcript for Recorded Employee Message:

Howard Lutnick, Lee Amaitis, Shaun Lynn

HWL: Hello everyone. This is Howard and I’m here with Lee Amaitis, Chairman and CEO of BGC Parnters, and Shaun Lynn, BGC’s President. We’re delighted to share some exciting news with you. eSpeed, and BGC have announced that they will merge. The combined company — which will be re-named BGC Partners, Inc. — will be a world-class provider of voice and electronic brokerage services across the global marketplace. BGC will continue to use eSpeed’s name as one of its electronic broking brands.

This is an ideal fit of two great companies that have a shared vision for the future of voice, hybrid, and electronic trading. As a combined company, we expect substantial earnings and cash flow, and the new company will have the size and scale to achieve substantial growth.

This transaction is simply a great deal. It results in a bigger, stronger, more profitable company. It will provide a more effective platform for product development and service to our customers. And it will provide our people with an exceptional and exciting professional environment.

We also believe combining eSpeed and BGC represents exceptional value for eSpeed’s stockholders and tremendous upside for shareholders of the combined company.

Lee, Shaun, and I wanted to speak directly to you today to emphasize the tremendous potential our combined company will have for all of you. Many of you will be part of a publicly-listed company and you’re bringing the track record, talents and expertise that will make the public BGC Partners a much more valuable enterprise and that’s good for our employees, our stockholders, and our partners.

Now I’d like to turn it over to Lee to share some of his thoughts with you.

LA: Thanks, Howard. First, I want to thank all of the people at BGC who have been the key to our success. The dedication and drive of our employees have been critical elements in the growth of BGC.

BGC’s tremendous growth is due in no small part due to our partnership with eSpeed, since their technology has been a key driver for improving our brokers’ productivity and ability to service clients.

When you put these two together, the strategic rationale for combining BGC and eSpeed is compelling. This is the next step in providing exceptional value to our customers through more efficient joint product development, continuing advancements in trading technology, superior execution, and client coverage.

I’d like to take a moment to discuss the management structure of the combined company. Howard and I will serve as Co-Chief Executive Officers of the combined company, and Howard will retain the title of Chairman. Shaun Lynn will be President of the combined company. Other members of senior management include Stephen Merkel, who will serve as Executive Vice President and General Counsel of the combined company; Bob West, Chief Financial Officer; Bernie Weinstein, Executive Managing Director of Market Data; and we’re happy to welcome Yevette Tierney, Chief Information Officer of eSpeed, who will be the combined company’s Chief Information Officer; and Paul Saltzman who will become Executive Managing Director of electronic trading.

Like any merger, this is subject to eSpeed stockholder approval, regulatory approvals, and customary closing conditions. It is expected to close in the fourth quarter of 2007 or early in the first quarter of 2008, at which time the company’s trading symbol on NASDAQ will be changed to BGCP.

Now I’ll turn it over to Shaun, who will talk with you about how our two companies will fit together and the benefits of our structure.

SL: Thanks, Lee. I would like to join Howard and Lee in congratulating BGC employees who have helped us get where we are today along with our colleagues from eSpeed. I absolutely agree that the strategic rationale makes perfect sense.

The global trading environment is creating incredible opportunities for our customers, and that in turn is driving tremendous opportunities for BGC and eSpeed together. As you know from your work everyday, there has been a constant stream of new asset classes over recent years such as credit default swaps, interest rate derivatives and some of the more exotic structured and derivatives products. In addition, there has been strong growth in the number of hedge funds and sophisticated new computer-driven investors, along with the global increase in liquidity and chase for yields.

All of this means that our customers need to use experienced brokers and cutting-edge technology if they want to compete, and that our clients need an IDB with scale and a global platform.

A critical reason for BGC’s rapid growth, and one of the drivers of the combined company’s future, is our ability to attract and retain top people.

The combined company will have a unique partnership structure, which combines the best aspects of a private partnership with public ownership.

Partnership is a powerful tool in attracting and retaining key producers, and requires significant employee capital contributions. It also means that our employee-stockholders will have a fundamental alignment of their interests with those of public stockholders, and all owners will benefit as the company grows.

Now I’ll turn it back over to Howard.

HWL: Thanks, Shaun. We are extremely proud of each of these two companies. By combining their considerable strengths, they will achieve improved operating efficiencies and enhance the combined company’s market position.

I’m confident that the new BGC — which is eSpeed and BGC together — will create a more valuable business for our customers, our stockholders and all of us.

So it’s a terrific story and a terrific day for BGC and eSpeed. What does it mean for Cantor? Completing the separation of BGC from Cantor means a strengthened balance sheet for Cantor, and a focus on expanding and growing the valuable businesses that make up the Cantor Fitzgerald franchise. We see tremendous opportunities in our institutional equity and fixed income broker-dealer businesses, investment banking, private equity, asset management, and Life Markets. We also have tremendous opportunities in Cantor Gaming, Cantor Index, Cantor CO2e and all the other businesses and ventures that make up our Cantor Fitzgerald franchise and business.

Our strategic goal is to build Cantor Fitzgerald into one of the marketplace’s major financial service firms through both organic growth and acquisitions. Simply put, this is a great day for Cantor Fitzgerald, in addition to being a tremendous transaction for BGC and for eSpeed.

Thank you for listening, and thank you for your continuing hard word and contribution to the success of our business. We are going to have a great day everybody, and we have all of you to thank for it. Thank you and welcome to the new world.

Important Information

In connection with the proposed Merger, eSpeed (“the Company”) intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission (the “SEC”) for the meeting of stockholders to vote on the proposed Merger. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by the Company with the SEC) at the SEC’s website, www.sec.gov, and at the Company’s website, www.espeed.com.

Participant Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Certain information regarding the participants and their interests in the solicitation is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 15, 2007, and will be set forth in the proxy statement for the Company’s meeting of stockholders to vote on the proposed Merger. Stockholders may obtain additional information regarding the proposed Merger by reading the proxy statement and the related materials relating to the proposed Merger, if and when they become available.

Customer Communication

I am pleased to inform you that earlier today we announced that eSpeed and BGC are combining. We are extremely excited about this transaction, which will result in a win for our customers and our partners and will enhance our competitive position in the marketplace. We wanted to share the highlights of this announcement with you.

First and foremost, the services we provide you, and our strong relationships with customers, remain our top priority — satisfying our customers always has been and will be our most important focus.

This combination is a mutually beneficial joining of forces. eSpeed is the technology driver for BGC and BGC drives eSpeed’s growth. By combining the strengths of eSpeed and BGC, we will provide exceptional value to our customers through more efficient joint product development, continuing advancements in trading technology, superior execution and coverage. Joining forces also enables us to realize new synergies in technology infrastructure and product development.

As a result of this merger agreement, BGC’s proposed IPO is being withdrawn. Upon completion of the transaction, the new company will be called BGC Partners, Inc., and BGC will continue to use eSpeed’s name as one of its electronic broking units. BGC Partners’ Class A common stock will be traded on the NASDAQ Global Market under the symbol “BGCP”.

In the interim, you can expect our companies to remain focused on delivering superior services to you. We look forward to building upon our partnership with you and hope you share our enthusiasm about our company’s exciting future. Thank you again for your support.

Important Information

In connection with the proposed Merger, eSpeed (“the Company”) intends to file a proxy statement and related materials with the U.S. Securities and Exchange Commission (the “SEC”) for the meeting of stockholders to vote on the proposed Merger. BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION, HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO READ THEM CAREFULLY, IF AND WHEN THEY BECOME AVAILABLE. When filed with the SEC, the proxy statement and related materials will be available for free (along with any other documents and reports filed by the Company with the SEC) at the SEC’s website, www.sec.gov, and at the Company’s website, www.espeed.com.

Participant Information

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed Merger. Certain information regarding the participants and their interests in the solicitation is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 15, 2007, and will be set forth in the proxy statement for the Company’s meeting of stockholders to vote on the proposed Merger. Stockholders may obtain additional information regarding the proposed Merger by reading the proxy statement and the related materials relating to the proposed Merger, if and when they become available.